SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut 06702

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(203) 578-2476

Not Applicable

(Former name or former address, if changed since last report)

Item 5.      Other Events.

     On February 20, 2004, Webster Financial Corporation issued a press release announcing that its annual meeting of shareholders will be held on Thursday, April 22, 2004 at 4:00 p.m. (Eastern Time) at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut. That press release is attached hereto as Exhibit 99.1.

Item 7.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated, February 20, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION (Registrant)
/s/ Harriet Munrett Wolfe Harriet Munrett Wolfe Executive Vice President, General Counsel and Secretary
Date: February 20, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated, February 20, 2004.